ALLIANCE CAPITAL RESERVES

                     CERTIFICATE OF AMENDMENT

     The undersigned, being the Secretary of Alliance Capital Reserves (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Declaration of Trust, dated October 15, 1984 (hereinafter referred to as the "Declaration"), and by the affirmative vote of a Majority of the Trustees duly cast at a meeting duly called and held on April 7, 2003, the Declaration is hereby amended as follows:

     I. Section 1.1 of the Declaration is hereby amended to read as follows:

          "Section 1.1. - Name. The name of the trust created hereby is AllianceBernstein Capital Reserves."

     II. Paragraph (o) of Section 1.2 is hereby amended to read as follows:

          "(o) `Trust' means AllianceBernstein Capital
Reserves."

     III. The Certificate of Designation filed with the Secretary of State of The Commonwealth of Massachusetts establishing the Alliance Capital Reserves Portfolio is hereby amended to provide that such portfolio is hereby redesignated as the "AllianceBernstein Capital Reserves Portfolio."

     IV. The Certificate of Designation filed with the Secretary of State of The Commonwealth of Massachusetts establishing the Alliance Money Reserves Portfolio is hereby amended to provide that such portfolio is hereby redesignated as the "AllianceBernstein Money Reserves Portfolio."

     V. Capitalized terms used herein without definition are used with the same meanings as those assigned to such terms in the Declaration.

     Except as otherwise provided in this Amendment, the foregoing shall be effective upon the filing of this Amendment with the Secretary of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the undersigned has set his hand as of the date set forth below.

Dated:  October 20, 2003.

                              By:    /s/ Edmund P. Bergan, Jr.
                                     ------------------------
                              Name:      Edmund P. Bergan, Jr.
                              Title:     Secretary

                          ACKNOWLEDGMENT

STATE OF NEW YORK )
                      : ss.
COUNTY OF NEW YORK)                             October 20, 2003

          Then personally appeared the above named Edmund P. Bergan, Jr., and acknowledged the foregoing instrument to be his free act and deed.

          Before me,

                        /s/ Mary Ann Milley
                        -------------------
                            Notary Public

              My Commission Expires: January 6, 2006

00250.0185 #433019